UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2018

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On June 1, 2018, the Registrant entered into a Consulting Agreement with Tracy Clifford Consulting, LLC, for the provision of the services of Tracy Clifford as the Registrant’s Chief Financial Officer. In such capacity, Ms. Clifford will be acting as a consultant to, and not an employee of, the Registrant. The initial term of the Consulting Agreement began on June 1, 2018, and expires on June 1, 2019, and will automatically renew unless terminated as provided therein. Pursuant to the Consulting Agreement, Ms. Clifford will receive cash compensation of $8,500 per month commencing June 1, 2018. Ms. Clifford will also receive additional cash compensation at the rate of $200 per hour for each hour worked in excess of an aggregate of five hundred twenty (520) hours during any one-year term. Ms. Clifford also received a grant on June 1, 2018 of options to purchase 30,000 shares of the Registrant’s common stock, with an exercise price of $0.41 per share, which was the closing price of the common stock on May 31, 2018. The options will vest and become exercisable on the first anniversary of the date of grant, and shall expire upon the earlier of (a) seven years from grant or (b) 18 months from the date Ms. Clifford ceases to be a consultant to the Registrant. At the beginning of each additional one-year term, the Registrant shall grant Ms. Clifford an additional 30,000 stock options, which shall have an exercise price equal to the most recent closing price immediately preceding the grant date and otherwise have the same terms as the options described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. On June 1, 2018, Michael Barth resigned as Chief Financial Officer of the Registrant, effective immediately.

2. On June 1, 2018, Tracy Clifford was appointed as Chief Financial Officer of the Registrant, effective immediately.

Ms. Clifford, 49, is President and Owner of Tracy Clifford Consulting, LLC, through which she has been providing contract CFO/COO services and other advisory services and project engagements since June 2015. Between October 1999 and May 2015, she served as CFO, CAO, Corporate Controller and Corporate Secretary for Pernix Therapeutics, Inc., a publicly traded pharmaceutical company which was, prior to a 2010 reverse merger, Golf Trust of America, Inc., a REIT that held 42 golf courses across the country under triple net leases.

The disclosure provided under Item 1.01 of this Current Report is hereby incorporated by reference under this Item 5.02.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of June, 2018.

ACORN ENERGY, INC.

By:	/s/ Tracy Clifford
Name:	Tracy Clifford
Title:	Chief Financial Officer

3